UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”) appointed Joseph (Joe) E. McNeely to the position of Chief Executive Officer of the Company, effective October 4, 2013. Mr. McNeely also will continue to serve as President of the Company, a position to which he was appointed on May 1, 2013. Mr. McNeely, 49, served as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer, from September 2010 until May 2013. In his new role as Chief Executive Officer, Mr. McNeely will continue to have responsibility for managing the Company’s day-to-day business operations and executing the Company’s strategic plan and growth initiatives. The Company’s executive leadership team will continue to report directly to Mr. McNeely.

Also on September 30, 2013, the Board elected Mr. McNeely to the Board, effective October 4, 2013, to serve until the Company’s 2014 annual meeting of stockholders and to fill the vacancy created by the resignation of Mr. Edward J. Whalen, which is referenced below.

Prior to joining the Company, Mr. McNeely served as a Vice President, Sales and Marketing for Mitsui Rail Capital, LLC, a railcar leasing and services company. While working for Mitsui Rail, Mr. McNeely focused his efforts on railcar leasing and marketing, business development and diversifying its railcar portfolio. Previously, he held positions at GATX Corporation, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Prior to joining GATX, Mr. McNeely spent 12 years at Arthur Andersen LLP. Mr. McNeely is a Certified Public Accountant.

In connection with Mr. McNeely’s appointment as Chief Executive Officer, the Company and Mr. McNeely entered into a letter agreement regarding terms of employment (the “McNeely Letter Agreement”) dated and effective October 4, 2013 (the “Effective Date”). A description of the material terms of the McNeely Letter Agreement is set forth below, which description is qualified in its entirety by reference to the McNeely Letter Agreement attached hereto as Exhibit 10.1.

(1) Term: Mr. McNeely’s employment with the Company is not for a specified term and there is no specified term for the McNeely Letter Agreement.

(2) Base Salary: Commencing on the Effective Date, the Company will pay Mr. McNeely a base salary of $400,000 per year, which is subject to annual review by the Company.

(3) Bonus: Mr. McNeely will be entitled to participate in the Company’s annual cash incentive plan applicable to senior executives (the “Bonus Plan”) and to earn a bonus (“Bonus”) for each fiscal year of the Company ending during his employment. Mr. McNeely’s target Bonus for fiscal year 2013 will be prorated to reflect his change of role on the Effective Date. For periods after the Effective Date, Mr. McNeely’s target Bonus is 100% of his base salary, upon achievement of a target level of performance set forth in the Bonus Plan. His maximum Bonus may be as much as 200% of his base salary.

(4) Long-Term Incentive and Other Executive Compensation Plans: Mr. McNeely will continue to be eligible to participate in all of the Company’s equity-based and cash-based long-term incentive and other executive and deferred compensation plans on a basis no less favorable than other similarly situated executives.

(5) Sign-On Award: On the Effective Date, the Company will grant to Mr. McNeely options under the Company’s 2005 Long Term Incentive Plan to purchase 75,000 shares of the Company’s common stock, vesting in three equal annual installments beginning on the first anniversary of the Effective Date. This option award would become fully vested upon a change in control or a termination of Mr. McNeely’s employment under certain defined circumstances.

(6) Other Amounts: Mr. McNeely will continue to be entitled to participate in each of the Company’s employee retirement, savings, welfare and fringe benefit plans, and perquisites, offered to its senior executives. He is entitled to at least four weeks of paid annual vacation, and reimbursement by the Company for all business expenses (including entertainment) incurred in connection with his duties.

(7) Termination Payments: Pursuant to the McNeely Letter Agreement, Mr. McNeely’s employment may be terminated by the Company or Mr. McNeely upon notice to the other party. Upon a termination of Mr. McNeely’s employment for any reason, he will be entitled to (i) accrued base salary and accrued and unused vacation through the date of termination, (ii) any earned and unpaid prior fiscal year bonus and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, Mr. McNeely will be a participant in the Company’s Executive Severance Plan, which sets forth Mr. McNeely’s benefits upon termination of employment or a change in control. Under this plan, upon involuntary termination of employment without “cause” or termination of employment for “good reason,” Mr. McNeely would be entitled to the following benefits for a period of 24 months following such termination of employment: (x) continuation of base salary; (y) an amount equal to the average of the annual bonuses paid to him for the last two full years; and (z) continuation of certain health benefits.

On October 3, 2013, Edward J. Whalen resigned as Chief Executive Officer of the Company, effective immediately. Mr. Whalen also resigned from the Board as of such date. Mr. Whalen will continue to serve as an employee of the Company through December 31, 2013, at which point he will retire. During this time period, Mr. Whalen will assist in transition matters and will provide consultative services to the Company at the request of Mr. McNeely and the Board.

In connection with Mr. Whalen’s continued service as an employee of the Company, the Company and Mr. Whalen entered into an Amended Transition Agreement (the “Whalen Amended Transition Agreement”) dated and effective October 3, 2013. The material terms of the Whalen Amended Transition Agreement are substantially similar to the material terms of the Transition Agreement entered into by Mr. Whalen and the Company effective April 30, 2013, except that it has been modified to provide for Mr. Whalen’s continued service as an employee of the Company following his resignation as Chief Executive Officer through December 31, 2013. The foregoing description of the Whalen Amended Transition Agreement is qualified in its entirety by reference to the Whalen Amended Transition Agreement attached hereto as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Letter agreement regarding Terms of Employment dated October 4, 2013 by and between FreightCar America, Inc. and Joseph E. McNeely.

Exhibit 10.2	Amended Transition Agreement dated October 3, 2013 by and between FreightCar America, Inc. and Edward J. Whalen.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated October 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: October 4, 2013	By:	/s/ Kathleen M. Boege
Name: Kathleen M. Boege
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter agreement regarding Terms of Employment dated October 4, 2013 by and between FreightCar America, Inc. and Joseph E. McNeely.

Exhibit 10.2	Amended Transition Agreement dated October 3, 2013 by and between FreightCar America, Inc. and Edward J. Whalen.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated October 4, 2013.